Exagen Inc. Reports First Quarter 2020 Results

AVISE® Testing Volumes Increase with Retention Rate of 99%

May 11, 2020

SAN DIEGO – Exagen Inc. (Nasdaq: XGN), an organization dedicated to transforming the care continuum for patients suffering from autoimmune diseases, today reported financial results for the quarter ended March 31, 2020.
First Quarter Highlights:
•Generated total revenue of $9.6 million for the quarter ended March 31, 2020.
•Delivered 27,126 flagship AVISE® CTD tests, including AVISE® Lupus, in the first quarter 2020, a 13% increase over the first quarter 2019.
•Grew the number of ordering healthcare providers in the first quarter by 28% year-over-year to 1,692, with a record 582 adopters.
•Sequential quarterly retention rate of approximately 99% among adopting healthcare providers from the prior quarter.
•Advanced reimbursement efforts, signing agreements with Sonora Quest and three California medical groups.

“In these extraordinary times I would like to thank our employees who have worked with the highest level of professionalism to support our customers and continue providing critical testing and therapeutic solutions for autoimmune disease patients. Despite the trying conditions, Exagen employees have seamlessly maintained our excellent quality standards and turnaround times that healthcare providers and patients expect. I am very proud of our team's efforts," said Ron Rocca, President and Chief Executive Officer of Exagen. "We are all aware of the massive disruption from the COVID-19 pandemic to the healthcare industry, and our business has not been excluded. The company performed extremely well for most of the quarter before the pandemic began to impact our business and operations in March, reflecting the growing momentum in our business that we have built over the past year. We are well-capitalized, and I am confident we will emerge from the pandemic stronger than ever."

First Quarter 2020 Financial Results
Revenue for the three months ended March 31, 2020 was $9.6 million and was derived from our tests, compared with $9.3 million in the first quarter of 2019, driven by higher testing volumes partially offset by a decrease in average reimbursement per test. No revenue was recognized from our co-promotion efforts in the first quarter of 2020, compared to $0.1 million in the first quarter of 2019, due to prescription volume below the pre-defined baseline.
Gross margin was 53% in the first quarter of 2020 compared to 52% in the first quarter of 2019, driven by higher testing volumes.
Operating expenses increased to $14.8 million in the first quarter of 2020, compared with $11.1 million in the first quarter of 2019, due primarily to an increase in selling, general, and administrative expenses associated with our salesforce expansion and public company expenses not present in the first quarter 2019.
For the first quarter of 2020, net loss was $5.6 million compared to a net loss of $2.7 million for the first quarter of 2019.
Cash and cash equivalents were approximately $68.6 million as of March 31, 2020.
Conference Call
A conference call to review first quarter 2020 financial results and to provide a business update is scheduled for today May 11th, 2020 at 4:30 PM Eastern Time (1:30PM Pacific Time). Interested parties may access the conference call by dialing (877) 407-3982 (U.S.) or (201) 493-6780 (international). Additionally, a link to a live webcast of the call will be available in the investor relations section of Exagen's website at http://investors.exagen.com.
Participants are asked to join a few minutes prior to the call to register for the event. A replay of the conference call will be available until Monday, May 18, 2020 at 11:59 PM Eastern Time (8:59 PM Pacific Time). Interested parties may access the replay by dialing (844) 512-2921 (U.S.) or (412) 317-6671 (international) using passcode 13701300. A link to the replay of the webcast will also be available in the investor relations section of Exagen's website.
About Exagen
Exagen is dedicated to transforming the care continuum for patients suffering from debilitating and chronic autoimmune diseases by enabling timely differential diagnosis and optimizing therapeutic intervention. Exagen has developed and is commercializing a portfolio of innovative testing products under its AVISE® brand, several of which are based on our proprietary Cell-Bound Complement Activation Products, or CB-CAPs, technology. CB-CAPs assess the activation of the complement system, a biological pathway that is widely implicated across many autoimmune and autoimmune-related diseases, including systemic lupus erythematosus, or SLE. Exagen’s goal is to enable rheumatologists to improve care for patients through the differential diagnosis, prognosis and monitoring of complex autoimmune and autoimmune-related diseases, including SLE and rheumatoid arthritis, or RA. Exagen’s model of integrating testing products and therapeutics positions Exagen to offer targeted solutions to rheumatologists and, ultimately, better serve patients. For more information, please visit www.Exagen.com
Forward Looking Statements
Exagen cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. These statements are based on the company’s current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding: the expected impact of COVID-19 and company’s future operating performance. The inclusion of forward-looking statements should not be regarded as a representation by Exagen that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in Exagen’s business, including, without limitation: the COVID-19 pandemic may continue to adversely affect our business, financial condition and results of operations, including as a result of shutdowns of our facilities and operations as well as those of our suppliers and courier services, impeding patient movement and interruptions to healthcare services causing a decrease in test volumes, disruptions to the supply chain of material needed for our tests, our sales and commercialization activities and our ability to receive specimens and perform or deliver the results from our tests, delays in reimbursement and coverage decisions from Medicare and third-party payors and in interactions with regulatory authorities, and delays in ongoing and planned clinical trials involving our tests; the company’s commercial success depends upon attaining and maintaining significant market acceptance of its testing products and promoted therapeutics among rheumatologists, patients, third-party payers and others in the medical community; the company’s ability to successfully execute on its Dx/Rx strategy, including its promotion efforts for SIMPONI®; third party payers not providing coverage and adequate reimbursement for the company’s testing products or promoted therapeutics; the company’s ability to obtain and maintain intellectual property protection for its testing products; regulatory developments affecting the company’s business; and other risks described in the company’s prior press releases and the Company’s filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in the company’s Annual Report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Exagen undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.
CONTACTS:
Investors
Westwicke Partners
Mike Cavanaugh
Mike.Cavanaugh@westwicke.com
646.677.1838

Company
Exagen Inc.
Kamal Adawi, Chief Financial Officer
kadawi@exagen.com
760.477.5514

Exagen Inc.
Unaudited Condensed Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended March 31,
	2020	2019
	(Unaudited)
Revenue	$9,584	$9,260
Operating expenses:
Costs of revenue	4,545	4,442
Selling, general and administrative expenses	9,626	6,179
Research and development expenses	634	513
Total operating expenses	14,805	11,134
Loss from operations	(5,221)	(1,874)
Interest expense	(631)	(901)
Other income, net	171	71
Loss before income taxes	(5,681)	(2,704)
Income tax benefit	118	—
Net loss	(5,563)	(2,704)
Accretion of redeemable convertible preferred stock	—	(2,114)
Net loss attributable to common stockholders	$(5,563)	$(4,818)
Net loss per share, basic and diluted	$(0.44)	$(76.46)
Weighted-average number of shares used to compute net loss per share, basic and diluted	12,595,715	63,016

Exagen Inc.
Condensed Balance Sheets
(in thousands, except share and per share data)

	March 31, 2020	December 31, 2019
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$68,648	$72,084
Accounts receivable, net	5,843	5,715
Prepaid expenses and other current assets	3,084	3,451
Total current assets	77,575	81,250
Property and equipment, net	1,376	1,380
Goodwill	5,506	5,506
Other assets	187	174
Total assets	$84,644	$88,310
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$2,566	$1,476
Accrued liabilities	4,763	4,419
Total current liabilities	7,329	5,895
Borrowings-non-current portion, net of discounts and debt issuance costs	26,050	25,854
Deferred tax liabilities	147	264
Other non-current liabilities	581	638
Total liabilities	34,107	32,651
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized, no shares issued or outstanding at March 31, 2020 and December 31, 2019	—	—
Common stock, $0.001 par value; 200,000,000 shares authorized at March 31, 2020 and December 31, 2019, respectively; 12,627,056 and 12,560,990 shares issued and outstanding at March 31, 2020 and December 31, 2019, respectively	13	13
Additional paid-in capital	220,689	220,248
Accumulated deficit	(170,165)	(164,602)
Total stockholders' equity	50,537	55,659
Total liabilities and stockholders' equity	$84,644	$88,310